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                                                                   EXHIBIT 99(e)

                        KEYCORP STUDENT LOAN TRUST 2000-A

                              OFFICER'S CERTIFICATE

Deutsche Bank Trust Company Americas          Key Bank USA, National Association
fka, Bankers Trust Company                    800 Superior Avenue, 4th Floor
60 Wall Street, 26th floor - MS NYC60-2606     Cleveland, Ohio 44114
New York, NY  10017                           ATTN: President, KER
Attn: Corporate Trust & Agency Group          Phone: (216) 828-4293
Structured Finance                            Fax: (216) 828-9301
Phone: (212) 250-8522
Fax: (212) 797-8606


MBIA  Insurance Corporation
113 King Street
Armonk, NY 10504
ATTN: Data Administration
Phone: (914) 765-3772
Fax: (914) 765-3810


Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 2000-A, as Issuer, and Bankers Trust Company, as Indenture Trustee, dated June 1, 2000, the undersigned hereby certifies that (i) a review of the activities of the Issuer from January 1, 2003, through December 31, 2003, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.

                             KEYCORP STUDENT LOAN TRUST 2000-A,
                             as Issuer

                              By:   JPMorgan Chase Bank, as successor in
                                    interest to Bank One, National
                                    Association not in its individual
                                    capacity but solely as Eligible Lender
                                    Trustee


                             By:   /S/ JEFFREY L. KINNEY
                                   ------------------------------
Date: February 6, 2004             Name: Jeffrey L. Kinney
                                   Title: Attorney-in-Fact